Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Schedules Year-End 2012 Earnings Release and Call

DENVER – February 19, 2013 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to release its fourth quarter and full-year 2012 financial and operating results after the market closes on Thursday, February 21, 2013. The Company will host a conference call to discuss results at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) on February 22, 2013.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Friday, February 22, 2013 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “Fourth Quarter 2012 Results” under Recent Updates on the homepage

Alternatively, you may join by telephone:

Call-in Number:	(866) 783-2141 US/Canada (857) 350-1600 International

Passcode:	27941963

A telephonic replay will be available approximately two hours after the call on Friday, February 22, 2013 through Friday, March 1, 2013. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada (617) 801-6888 International

Passcode:	10028761

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.